UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 7, 2014 (Date: May 6, 2014)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 7, 2014, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fourth quarter and fiscal year ended March 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Maiden Holdings, Ltd. (the “Company”) announced on May 7, 2014 that John Marshaleck, Chief Financial Officer of the Company, decided to retire at the end of 2014 and in the interim will serve as Chief Operating Officer, focusing his efforts on ensuring a smooth transition of responsibilities. Karen Schmitt, President of Maiden Reinsurance Company, the Company’s U.S. subsidiary, has been promoted by the Company’s Board of Directors to Chief Financial Officer of the Company. Tom Highet, Executive Vice President, U.S. Treaty has been promoted to President of Maiden Reinsurance Company. These management changes are effective May 13, 2014.

About Karen Schmitt FCAS, MAAA, FCIA, CERA

With over 30 years of reinsurance experience, Ms. Schmitt joined Maiden Re (formerly GMAC RE) in 1999 after holding positions as Chief Actuary and Senior Vice President at TIG Holdings, Vice President of American Reinsurance, and various positions at Prudential Property and Casualty. Ms. Schmitt earned her MBA at the Wharton School of the University of Pennsylvania and her Bachelor of Science in Actuarial Science from Lebanon Valley College. She is a Chartered Financial Consultant, a Member of the American Academy of Actuaries, and a Fellow of both the Casualty Actuarial Society and the Canadian Institute of Actuaries. In 2013, Ms. Schmitt received the designation Chartered Enterprise Risk Analyst (CERA).

About Tom Highet ACAS, MAAA

Mr. Highet, who joined Maiden Re (formerly GMAC RE) in 1988, has 29 years of reinsurance experience. He previously held positions with PMA Re, Metropolitan Re and AFIA. Mr. Highet graduated from Stevens Institute of Technology with a Bachelor of Science Degree. He is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.

About John Marshaleck

Mr. Marshaleck has served as Chief Financial Officer of Maiden Holdings since August 2009, and previously served as Chief Operating Officer and Secretary. From 1983-2008, Mr. Marshaleck served in several capacities with GMAC RE and its predecessors, including president, chief operating officer and chief financial officer. Mr. Marshaleck holds a BBA from Temple University.

A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.3.

Item 8.01	Other Events.

On May 6, 2014, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.11	July 14, 2014	July 1, 2014
Preference shares - Series A	$0.515625	June 16, 2014	June 1, 2014
Preference shares - Series B	$0.90625	June 16, 2014	June 1, 2014

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 7, 2014

99.2	Press Release of Maiden Holdings, Ltd., dated May 6, 2014.

99.3	Press Release of Maiden Holdings, Ltd., dated May 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 7, 2014

99.2	Press Release of Maiden Holdings, Ltd., dated May 6, 2014.

99.3	Press Release of Maiden Holdings, Ltd., dated May 7, 2014

Exhibit 99.1

Maiden Holdings, Ltd. Announces Net Income of $2.1 Million, Record Quarterly Net Operating Earnings(1) of $25.6 million and Operating Return on Common Equity(1) of 12.6%

Highlights for the quarter ended March 31, 2014

•	Annualized operating return on common equity(1) of 12.6% compared to 9.8% in the first quarter of 2013;

•
Record net operating earnings (1) of $25.6 million, or $0.34 per diluted common share compared with net operating earnings of $21.1 million, or $0.29 per diluted common share in the first quarter of 2013;

•
Net premiums written increased 3.0% to $709.9 million for the first quarter of 2014 compared to the same period last year; excluding the cancelled National General Holdings Quota Share, the underlying growth rate was 16.0%;

•	Combined ratio(11) of 97.7% compared to 97.5% in the first quarter of 2013;

•	Net investment income was $27.8 million, an increase of 26.7% compared to the first quarter of 2013;

•
Book value per common share(4) of $11.47, increased 3.0% versus December 31, 2013 reflecting the impact of lower interest rates on Maiden’s fixed income investment portfolio at the end of the quarter; and

•	On January 15, 2014, Maiden redeemed all outstanding 14% coupon junior subordinated debt (“TRUPs”); the redemption reduced net income by a one-time non-cash charge of $28.2 million.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported record first quarter 2014 net operating earnings(1) of $25.6 million, or $0.34 per diluted common share compared with $21.1 million, or $0.29 per diluted common share in the first quarter of 2013. In the first quarter of 2014, net income was $2.1 million compared to net income of $28.1 million in the first quarter of 2013, impacted by a non-recurring non-cash charge of $28.2 million, representing the accelerated amortization of both the original issue discount and issuance costs associated with the TRUPs.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “Maiden’s record operating profit in the first quarter of 2014 clearly demonstrates the Company’s enhanced earnings power following the redemption of the 14% TRUPs in mid-January. Net investment income was also a quarterly record for Maiden as our invested asset base reflects continued growth. Written premium growth in our Diversified and AmTrust segments for the quarter was strong and notwithstanding the elevated level of non-cat property losses in the first quarter from our U.S. Diversified segment, underwriting results remain solidly profitable. On balance, we are pleased with business performance for the quarter. Importantly, we remain true to our specialist, lower volatility, non-catastrophe oriented reinsurance business model, which is uniquely designed to serve the reinsurance capital needs of small to mid-sized insurers.”

Results for the quarter ended March 31, 2014
Net operating earnings(1) for the first quarter of 2014 were $25.6 million, or $0.34 per diluted common share compared with $21.1 million, or $0.29 per diluted common share in the first quarter of 2013. Net income was $2.1 million compared to net income of $28.1 million in the first quarter of 2013.

In the first quarter of 2014, net premiums written totaled $709.9 million, an increase of 3.0% compared to the first quarter of 2013.  The Diversified Reinsurance segment’s net premiums written totaled $291.6 million, an increase of 9.0% versus the first quarter of 2013. The growth in the Diversified Reinsurance segment’s premium was the result of expanding existing client relationships as well as increased new business. In the AmTrust Quota Share Reinsurance segment, net premiums written increased by 21.5% to $419.0 million compared to the first quarter of 2013, driven primarily by worker’s compensation, which continues to experience a strong rate environment and increased payrolls. The limited net premiums written in the NGHC Quota Share segment reflects the cancellation of that contract as of August 1, 2013.

Net premiums earned of $519.2 million increased 6.3%, or $30.8 million compared to the first quarter of 2013.  Earned premiums increased 1.6% in the Diversified Reinsurance segment to $199.3 million compared to the first quarter of 2013. The AmTrust Quota Share Reinsurance segment earned premiums were up $84.6 million or 38.4% to $304.9 million compared to the first quarter of 2013. The NGHC Quota Share segment net premiums earned were $15.0 million in the first quarter of 2014, down 79.2% compared to the first quarter of 2013, reflecting the mutually agreed cancellation of the NGHC quota share reinsurance contract as of August 1, 2013.

Net investment income of $27.8 million in the first quarter of 2014 increased 26.7% compared to the first quarter of 2013. The average yield on the fixed income portfolio (excluding cash) is 3.57% with an average duration of 4.8 years.

Net loss and loss adjustment expenses of $351.3 million were up $16.4 million compared to the first quarter of 2013.  The loss ratio(7) decreased by 0.8 percentage points to 67.0% versus the first quarter of 2013.

Commission and other acquisition expenses including general and administrative expenses increased $14.6 million to $161.0 million in the first quarter of 2014, compared to the year ago quarter, while the total expense ratio(10) rose to 30.7% for the first quarter of 2014 compared with 29.7% in the same quarter last year, with business mix attributable to the difference. General and administrative expenses for the first quarter of 2014 totaled $14.9 million compared with $14.1 million in the first quarter of 2013. The general and administrative expense ratio(9) dropped to 2.8% in the first quarter of 2014 versus 2.9% in the first quarter of 2013.

The combined ratio(11) for the first quarter of 2014 totaled 97.7% compared with 97.5% in the first quarter of 2013. The Diversified Reinsurance segment experienced an unusual frequency of unrelated non-catastrophe property losses during the quarter, which drove the combined ratio in that segment to increase to 99.4% compared to 97.5% in the first quarter of 2013. The AmTrust Quota Share Reinsurance segment reported a combined ratio of 95.3% in the first quarter of 2014 compared to 95.9% in the first quarter of 2013.

Total assets increased 3.3% to $4.9 billion at March 31, 2014 compared to $4.7 billion at year-end 2013.   Shareholders' equity was $1.2 billion, up 2.3% compared to December 31, 2013. Book value per common share was $11.47 at the end of the first quarter of 2014 or 3.0% higher than at December 31, 2013.

During the first quarter of 2014, the Board of Directors declared dividends of $0.11 per common share, $0.515625 per Series A preference share and $0.90625 per Series B preference share.

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(9)(10)(11) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s CEO Art Raschbaum and CFO John Marshaleck will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 30737359
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 11:30 a.m. ET on May 8, 2014 through midnight on May 15, 2014. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 30737359; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2014, Maiden had $4.9 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars (000's), except per share data)

	March 31, 2014	March 31, 2013
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (Amortized cost 2014: $3,096,675; 2013: $3,127,792)	$3,168,819	$3,162,067
Other investments, at fair value (Cost 2014: $5,083; 2013: $4,522)	5,773	5,092
Total investments	3,174,592	3,167,159
Cash and cash equivalents	72,038	139,833
Restricted cash and cash equivalents	151,212	77,360
Accrued investment income	25,268	25,238
Reinsurance balances receivable, net	675,219	560,145
Prepaid reinsurance premiums	31,870	39,186
Reinsurance recoverable on unpaid losses	83,350	84,036
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	348,716	304,908
Goodwill and intangible assets, net	89,794	90,613
Other assets	48,522	56,926
Total assets	$4,868,556	$4,713,379
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,035,840	$1,957,835
Unearned premiums	1,218,519	1,034,754
Accrued expenses and other liabilities	103,565	110,114
Senior notes	360,000	360,000
Junior subordinated debt	—	126,381
Total liabilities	3,717,924	3,589,084
Commitments and Contingencies
EQUITY
Preference shares	315,000	315,000
Common shares	738	736
Additional paid-in capital	575,201	574,522
Accumulated other comprehensive income	63,578	25,784
Retained earnings	199,506	211,602
Treasury shares, at cost	(3,867)	(3,801)
Total Maiden shareholders’ equity	1,150,156	1,123,843
Noncontrolling interest in subsidiaries	476	452
Total equity	1,150,632	1,124,295
Total liabilities and equity	$4,868,556	$4,713,379

Book value per common share(4)	$11.47	$11.14

Common shares outstanding	72,828,662	72,633,561

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)

For the Three Months Ended March 31,	2014	2013
Revenues:
Gross premiums written	$722,382	$714,720
Net premiums written	$709,892	$689,059
Change in unearned premiums	(190,662)	(200,617)
Net premiums earned	519,230	488,442
Other insurance revenue	5,162	5,215
Net investment income	27,842	21,979
Net realized gains on investment	88	3,283
Total revenues	552,322	518,919
Expenses:
Net loss and loss adjustment expenses	351,344	334,895
Commission and other acquisition expenses	146,082	132,330
General and administrative expenses	14,924	14,095
Total expenses	512,350	481,320

Income from operations(2)	39,972	37,599

Other expenses
Interest and amortization expenses	(8,064)	(9,570)
Accelerated amortization of junior subordinated debt discount and issuance cost	(28,240)	—
Amortization of intangible assets	(819)	(945)
Foreign exchange and other gains	138	1,547
Total other expenses	(36,985)	(8,968)

Income before income taxes	2,987	28,631
Income tax expense	926	524
Net income	2,061	28,107
Less: income attributable to noncontrolling interest	(39)	(27)
Net income attributable to Maiden	2,022	28,080
Dividends on preference shares	(6,084)	(3,094)
Net income (loss) attributable to Maiden common shareholders	$(4,062)	$24,986
Net operating earnings attributable to Maiden common shareholders(1)	$25,653	$21,052

Basic earnings (loss) per common share attributable to Maiden shareholders	$(0.06)	$0.35
Diluted earnings (loss) per common share attributable to Maiden shareholders(6)	$(0.06)	$0.34
Basic operating earnings per common share attributable to Maiden shareholders	$0.35	$0.29
Diluted operating earnings per common share attributable to Maiden shareholders	$0.34	$0.29

Dividends declared per common share	$0.11	$0.09

Weighted average number of common shares - basic	72,708,113	72,417,358
Adjusted weighted average number of common shares and assumed conversions - diluted(6)	84,600,741	73,440,372

Net loss and loss adjustment expense ratio(7)	67.0%	67.8%
Commission and other acquisition expense ratio(8)	27.9%	26.8%
General and administrative expense ratio(9)	2.8%	2.9%
Expense ratio(10)	30.7%	29.7%
Combined ratio(11)	97.7%	97.5%

Annualized return on common equity	(2.0)%	11.6%
Annualized operating return on common equity	12.6%	9.8%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars (000's), except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2014	2013
Reconciliation of net income (loss) attributable to Maiden common shareholders to net operating earnings:
Net income (loss) attributable to Maiden common shareholders	$(4,062)	$24,986
Add (subtract)
Net realized gains on investment	(88)	(3,283)
Foreign exchange and other gains	(138)	(1,547)
Amortization of intangible assets	819	945
Interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt	592	—
Accelerated amortization of junior subordinated debt discount and issuance cost	28,240	—
Non-cash deferred tax expense (benefit)	290	(49)
Net operating earnings attributable to Maiden common shareholders(1)	$25,653	$21,052

Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.35	$0.29
Diluted earnings per common share attributable to Maiden shareholders	$0.34	$0.29

Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$2,022	$28,080
Add (subtract)
Foreign exchange and other gains	(138)	(1,547)
Amortization of intangible assets	819	945
Interest and amortization expenses	8,064	9,570
Accelerated amortization of junior subordinated debt discount and issuance cost	28,240	—
Income tax expense	926	524
Income attributable to noncontrolling interest	39	27
Income from operations(2)	$39,972	$37,599

	March 31, 2014	December 31, 2013
Investable assets:
Total investments	$3,174,592	$3,167,159
Cash and cash equivalents	72,038	139,833
Restricted cash and cash equivalents	151,212	77,360
Loan to related party	167,975	167,975
Total investable assets(3)	$3,565,817	$3,552,327

	March 31, 2014	December 31, 2013
Capital:
Preference shares	$315,000	$315,000
Common shareholders' equity	835,156	808,843
Total Maiden shareholders' equity	1,150,156	1,123,843
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Junior subordinated debt	—	126,381
Total capital resources(5)	$1,510,156	$1,610,224

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income (loss) attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, interest expense incurred related to 7.75% senior notes prior to actual redemption of the junior subordinated debt, accelerated amortization of junior subordinated debt discount and issuance cost and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Calculated by dividing total Maiden shareholders' equity less the preference shares by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

(6) In calculating the diluted loss per common share for the three months ended March 31, 2014, the weighted average number of common shares - basic was used as the effect of share options, restricted shares units and convertible preference shares were anti-dilutive.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars (000's))
(Unaudited)

For the Three Months Ended March 31, 2014	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$291,619	$419,010	$(737)	$709,892
Net premiums earned	$199,316	$304,922	$14,992	$519,230
Other insurance revenue	5,162	—	—	5,162
Net loss and loss adjustment expenses	(141,364)	(199,544)	(10,436)	(351,344)
Commission and other acquisition expenses	(50,841)	(90,485)	(4,756)	(146,082)
General and administrative expenses	(10,990)	(548)	(199)	(11,737)
Underwriting income (loss)	$1,283	$14,345	$(399)	15,229
Reconciliation to net income
Net investment income and realized gains on investment				27,930
Amortization of intangible assets				(819)
Foreign exchange and other gains				138
Interest and amortization expenses				(8,064)
Accelerated amortization of junior subordinated debt discount and issuance cost				(28,240)
Other general and administrative expenses				(3,187)
Income tax expense				(926)
Net income				$2,061

Net loss and loss adjustment expense ratio(7)	69.1%	65.4%	69.6%	67.0%
Commission and other acquisition expense ratio(8)	24.9%	29.7%	31.7%	27.9%
General and administrative expense ratio(9)	5.4%	0.2%	1.4%	2.8%
Combined ratio(11)	99.4%	95.3%	102.7%	97.7%

For the Three Months Ended March 31, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	NGHC Quota Share	Total
Net premiums written	$267,610	$344,818	$76,631	$689,059
Net premiums earned	$196,249	$220,288	$71,905	$488,442
Other insurance revenue	5,215	—	—	5,215
Net loss and loss adjustment expenses	(140,763)	(145,645)	(48,487)	(334,895)
Commission and other acquisition expenses	(44,782)	(65,132)	(22,416)	(132,330)
General and administrative expenses	(10,798)	(489)	(174)	(11,461)
Underwriting income	$5,121	$9,022	$828	14,971
Reconciliation to net income
Net investment income and realized gains on investment				25,262
Amortization of intangible assets				(945)
Foreign exchange and other gains				1,547
Interest and amortization expenses				(9,570)
Other general and administrative expenses				(2,634)
Income tax expense				(524)
Net income				$28,107

Net loss and loss adjustment expense ratio(7)	69.9%	66.1%	67.4%	67.8%
Commission and other acquisition expense ratio(8)	22.2%	29.6%	31.2%	26.8%
General and administrative expense ratio(9)	5.4%	0.2%	0.2%	2.9%
Combined ratio(11)	97.5%	95.9%	98.8%	97.5%

(7) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(10) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(11) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, May 6, 2014 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share of common stock. The dividend will be payable on July 14, 2014 to shareholders of record as of July 1, 2014.
Maiden’s Board of Directors also approved a cash dividend on its Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share. The dividend will be payable on June 16, 2014 to shareholders of record as of June 1, 2014.
Additionally, Maiden’s Board of Directors approved a cash dividend on its Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share. The dividend will be payable on June 16, 2014 to shareholders of record as of June 1, 2014.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2013, Maiden had $4.7 billion in assets and shareholders' equity of $1.1 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Exhibit 99.3

PRESS RELEASE

Maiden Holdings, Ltd. Announces Executive Management Changes

•	John Marshaleck, Chief Financial Officer, to retire at year-end 2014

•	Karen Schmitt promoted to Chief Financial Officer

•	Tom Highet promoted to President of Maiden Reinsurance Company

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today announced that John Marshaleck, Chief Financial Officer, has decided to retire at the end of 2014 and in the interim will serve as Chief Operating Officer focusing his efforts on ensuring a smooth transition of responsibilities. Karen Schmitt, President of Maiden Reinsurance Company, the Company’s U.S. subsidiary, has been promoted to the role of Chief Financial Officer of Maiden Holdings, Ltd. Tom Highet, Executive Vice President, U.S. Treaty has been promoted to President of Maiden Reinsurance Company. These management changes are effective May 13, 2014.

Commenting on the announcement, Art Raschbaum, President and Chief Executive Officer of Maiden said, “I would like to congratulate John Marshaleck on his upcoming retirement and thank him for his formidable efforts in helping to build Maiden Holdings. For over 30 years John has played a vital leadership role at Maiden and its predecessor companies. We are very fortunate and pleased that he will remain with Maiden until the end of 2014 to ensure a smooth transition for Karen Schmitt, who has been promoted to the role of Chief Financial Officer. Karen and I have worked together for 15 years and during that time she has proven herself to be an outstanding insurance and finance executive and during the last 6 years has provided outstanding leadership to our U.S. subsidiary. I am also very pleased to announce the appointment of Tom Highet who is replacing Karen as President of Maiden Reinsurance Company. Tom is a highly respected insurance professional with 29 years of reinsurance experience with a proven track record of successfully and profitably building the businesses that he has managed. These changes are consistent with Maiden’s succession plan and reflect the depth of our management team.”

About Karen Schmitt FCAS, MAAA, FCIA, CERA
With over 30 years of reinsurance experience, Ms. Schmitt joined Maiden Re (formerly GMAC RE) in 1999 after holding positions as Chief Actuary and Senior Vice President at TIG Holdings, Vice President of American Reinsurance, and various positions at Prudential Property and Casualty. Ms. Schmitt earned her MBA at the Wharton School of the University of Pennsylvania and her Bachelor of Science in Actuarial Science from Lebanon Valley College. She is a Chartered Financial Consultant, a Member of the American Academy of Actuaries, and a Fellow of both the Casualty Actuarial Society and the Canadian Institute of Actuaries. In 2013, Ms. Schmitt received the designation Chartered Enterprise Risk Analyst (CERA).

About Tom Highet ACAS, MAAA
Mr. Highet, who joined Maiden Re (formerly GMAC RE) in 1988, has 29 years of reinsurance experience. He previously held positions with PMA Re, Metropolitan Re and AFIA. Mr. Highet graduated from Stevens Institute of Technology with a Bachelor of Science Degree. He is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.

About John Marshaleck
Mr. Marshaleck has served as Chief Financial Officer of Maiden Holdings since August 2009, and previously served as Chief Operating Officer and Secretary. From 1983-2008, Mr. Marshaleck served in several capacities with GMAC RE and its predecessors, including president, chief operating officer and chief financial officer. Mr. Marshaleck holds a BBA from Temple University.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2014, Maiden had $4.9 billion in assets and shareholders' equity of $1.2 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm